
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         JUN-30-1998
<CASH>                                               1,111,832
<SECURITIES>                                         2,036,976
<RECEIVABLES>                                        58,115
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               12,112,603
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       19,920,073 <F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           7,722,417
<TOTAL-LIABILITY-AND-EQUITY>                         19,920,073<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     572,005<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     613,508<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   221,597
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (879,714)<F5>
<EPS-PRIMARY>                                        (14.52)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets:  Tenant security deposits of $53,885,  Investments in Local Limited Partnerships of $3,878,117, Mortgage escrow deposits of $117,268, Operating reserves of $35,926, Replacement reserves of $112,392, Deferred fees, net of $305,574 and Other assets of $97,385. <F2>Included in Total Liabilities and Equity: Mortgage notes payable of $11,241,664, Notes payable of $86,533, Accounts payable to affiliates of $575,796, Accounts payable and accrued expenses of $276,951, Accrued interest payable of $120,194, Security deposits payable of $58,410 and Minority interests in Local Limited Partnerships of $161,892. <F3>Total Revenue includes: Rental of $522,409, Investment of $31,990 and Other of $17,606. <F4>Included in Other Expenses: Asset management fees of $68,040, General and administrative of $51,829, Bad debt expense of $3,788, Rental operations, exclusive of depreciation of $295,478, Property management fees of $22,227, Depreciation of $137,846 and Amortization of $34,300. <F5>Net loss reflects: Equity in losses of Local Limited Partnerships of $618,682 and minority interests in losses of Local Limited Partnerships of $2,068.

